EXHIBIT 10.4
                     REAL PROPERTY LEASE - HAMILTON, ONTARIO


         THIS LEASE dated January 10, 1992,
         IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N:

                         CIBC MORTGAGE CORPORATION
                         (hereinafter called the "Landlord")

                                                               OF THE FIRST PART
                         and

                         TRIPLE-C-IMPORTS LIMITED
                         (hereinafter called the "Tenant")
                                                              OF THE SECOND PART

         WHEREAS the Landlord is the mortgagee in possession of the lands and premises known municipally as 8 Burford Road, Hamilton, Ontario and more particularly described in schedule A attached (the "Premises").

1.       DEMISE

         In consideration of the rents, covenants, conditions and agreements on the part of the Tenant, the Landlord leases to the Tenant for the term and upon the conditions of this lease (the "Lease") that certain part of the Premises containing approximately 54,605 square feet and shown on the plan of the said Premises as Schedule B hereto attached, (the "Leased Premises"), which. includes approximately 4,092 square feet, of mezzanine office area. In addition, the Landlord agrees to provide an area for the parking of a maximum of 50 automobiles on the Premises immediately east of the office entrance to the Leased Premises.

2.       TERM

         To hold the Leased Premises for the term of ten (10) years commencing on the earlier of the date which is five (5) business days following notice by the Landlord that the Landlord's work (as specified on Schedule D attached) has been substantially completed , and the date the Tenant commences its business on the Leased Premises (the "Commencement Date") and to be fully complete and ended on the date which is the tenth anniversary of the Commencement Date (the "Term"). if the Term expires on a date other than the last day of that month, then the Term shall be extended to and including the last day of that month.

3.       BASE RENT

         The Tenant shall pay to the Landlord from and after the commencement Date and throughout the Term as an annual base rent (the "Base Rent") the following sums payable in equal consecutive monthly instalments as follows each in advance on the first day of each calendar month through the Term:

Year              Net Annual Rental         Net Monthly Rental
----              -----------------         ------------------

1 - 3             $140,218.91               $11,684.91
4                 $161,367.10               $13,447.27
5                 $169,250.70               $14,104.23
6                 $177,528.47               $14,794.04
7                 $186,220.14               $15,518.35
8                 $195,346.39               $16,278.87
9                 $204,928.95               $17,077.41
10                $214,990.64               $17,915.89

Base Rent for a fraction of a month shall be adjusted and prorated for that month.

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4.       OPTION TO RENEW

         The Tenant, if not in default in any of the terms, covenants and conditions contained herein, shall have the option of renewing this Lease for two further consecutive terms of five (5) years each (the "Renewal Terms", or individually, the "Renewal Term") by giving written notice to the Landlord of his intention to renew at least six (6) months before expiration of the Term or the first Renewal Term and failing same the option herein contained shall be null and void, each. such renewal to be on the same terms and conditions as in this Lease except as to Base Rent and further right of renewal. Base Rent for each of the Renewal Terms shall be based upon the fair market value rent for similar commercial premises in the City of Hamilton such as is mutually agreed upon by the Tenant and Landlord and failing agreement, Base Rent shall be determined by arbitration in accordance with the provisions of the Arbitrations Act (Ontario) as amended. It is agreed that whether such Base Rent for either of the Renewal Terms is agreed upon or determined by arbitration, such Base Rent shall in no event be less than the Base Rent for the last year of the Term, or the last year of the first Renewal Term, as the case may be (the "Minimum Base Rent"). Pending agreement upon, or determination by arbitration of, the Base Rent for the Renewal Term, the Tenant shall continue to pay the Minimum Base Rent and shall pay to the Landlord any underpayment of Base Rent for the Renewal Term retroactive to the commencement date of the Renewal Term within 30 days of agreement upon or determination of the Base Pent, for the Renewal Term.

5.       ADDITIONAL RENT

         The Tenant shall pay to the Landlord from and after the commencement Date and throughout the Term and the Renewal Terms in addition to the Base Rent (the "Additional Rent") an amount equal to 6.65 percent being a percentage calculated by using as the numerator the area of the Leased Premises and a denominator being the rentable area of the Premises multiplied by one hundred
(100) (the "Tenant's Share") of each of the following:

         (a) Taxes: The Tenant shall pay an amount equal to the Tenant's Share of all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against, or attributed to the Premises, or upon the Landlord in respect therefor, or from time to time levied, imposed or assessed for education in lieu thereof including those levied, imposed or assessed for education, schools and local improvements and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and licence fees in respect of any business carried on by the Tenants and occupants of the Premises and income or profits taxes upon the income of the Landlord and including any and all taxes which may in future be levied in lieu of taxes hereinbefore referred to;

         (b) Separate Tax Assessment: In the event that any or all taxes for which the Tenant is liable to pay as Additional Rent under paragraph 5 (a) above are levied or assessed separately as against the Leased Premises the Tenant shall pay to the Landlord, or at the Landlord's option directly to the taxing authority, the taxes, rates, levies or assessments on the Leased Premises as and when the same shall become due and payable, and shall pay in addition thereto, as Additional Rent, its Tenant's Share of the taxes, rates, levies or assessments levied or assessed against the common areas of the premises in accordance with the provisions of the within
                  Section 5.

         (c) Operating Costs: The Tenant shall pay an amount equal to the Tenant's Share of the total cost and expense incurred, accrued or attributed by the Landlord to maintain and operate the Premises and to discharge its obligations under this Lease, such costs and expenses to include, without limitation and without duplication, the aggregate of the following:

                  (i) the total annual costs and expense of insuring the Premises, and improvements, equipment and other property thereon owned or operated by the Landlord or for which the Landlord is legally liable, in such manner and form, with .such companies and such coverage and in such amounts as the Landlord, or the Landlord's mortgagee, determines;

                  (ii)     cleaning, garbage and waste collection and disposal;

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                  (iii)    lighting, public utilities and musical broadcasting
                           systems;

                  (iv)     policing, security and supervising;

                  (v) labour and/or wages and other payments made to janitors, caretakers and other employees of the Landlord, and the charges of any independent contractors involved in the maintenance and operation of the Premises;

                  (vi) the cost of the rental of any equipment and signs, and the cost of building supplies used by the Landlord in the maintenance of the Premises;

                  (vii) audit or accounting fees incurred by the Landlord in the preparation of statements delivered to the tenants of the Premises;

                  (viii) repairs and replacements to, and the maintenance and operation of the Premises and the systems, facilities and equipment serving the Premises including all escalators and elevators, and the heating, air conditioning, mechanical, plumbing and electrical systems serving the Premises, save and except for any maintenance, repair and replacement exceeding normal maintenance of the office combination heat and air conditioning unit in existence on the Leased Premises as at the Commencement Date for which the Landlord shall be responsible;

                  (ix) depreciation on fixtures, equipment, systems and facilities serving or comprising the Premises, in accordance with generally accepted accounting principles as set out by the Canadian Institute of Chartered Accountants;

                  (x) An administrative fee of fifteen percent (15%) of such total costs including, without limitation, those costs referred to in subparagraphs (i) to (viii) inclusive.

         (d) Separate Metering: In the event that the Leased Premises or any part thereof is separately metered for the supply of any or all public or private utilities for which the Tenant is liable to pay as Additional Rent under paragraph 5 (c) above, the Tenant shall pay to the Landlord, or at the Landlord's option directly to the supplier of the public utility, the charges billed for the same as and when the same shall become due and payable, and shall pay in addition thereto, as Additional Rent, its Tenant's Share of the cost of public or private utilities supplied to or for the common areas of the Premises in accordance with the provisions of the within
                  Section 5.

         (e) Estimation and Payment of Additional Rent: The Tenant shall pay monthly in advance on the date for payment of Base Rent an amount equal to one-twelfth (1/12) of the amount estimated by the Landlord to be the Additional Rent for each annual period ending January 31st during the Term or Renewal Term (the "Additional Rent Period"). The Landlord shall be entitled during each Additional Rant Period, upon fifteen (15) days written notice to the Tenant, to revise its estimate of the Additional Rent and the said monthly payment accordingly. if the said monthly amounts received during an Additional Rent Period are less than the actual Additional Rent due and owing for that Additional Rent Period, calculated as at October 1st of each year during the Term, the Tenant shall pay the deficiency to the Landlord as Additional Rent within fifteen
                  (15) days following written notice by the Landlord of the amount of the deficiency. If the said monthly amounts received are greater than the actual Additional Rent due and owing fox an Additional Rent Period, the Landlord shall refund the excess to the Tenant within fifteen (15) days of the determination of such excess. Should this Lease be terminated or the Term or a Renewal Term expire other than on January 31st of any year the Additional Rent shall be prorated and adjusted as required and any excess or overpayment shall be paid and settled within fifteen (15) days of its determination by notice in writing.

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6.       DEPOSIT

         The Landlord acknowledges receipt of the sum of Twenty-two Thousand Seven Hundred and Fifty-three Dollars and Ninety-five Cents ($22,753.95) payable to the Landlord's agent as a deposit (the "Deposit") to be held as a security deposit and to be applied to the Base Rent otherwise due for first and second months of the Term to the extent that it is not applied from time to time for the observance of the Tenant's obligations hereunder. If during the first month of the Term any Additional Rent shall be overdue and unpaid, or the Tenant shall fail to keep and perform any of the terms, covenants and conditions of this Lease, then the Landlord, at its option and in addition to any and all other rights, may appropriate and apply the remainder of the Deposit to the payment of any such overdue Additional Rent or to compensate the Landlord for loss or damage sustained or suffered by the Landlord as a result of the Tenant's failure to keep and perform any of the terms, covenants and conditions of this Lease. Should the remainder of the Deposit be so appropriated or applied by the Landlord then, upon written notice by the Landlord the Tenant shall forthwith remit to the Landlord a sufficient amount in cash to restore the Deposit to the original sum deposited and the Tenant's failure to do so shall constitute a breach of this Lease.

7.       TENANT'S COVENANTS

         The Tenant covenants with the Landlord as follows:

         (a)      Rent: The Tenant shall pay Base Rent and Additional Rent;

         (b) Business Taxes and License Fees: The Tenant shall pay and remit to the collector of such tax, as and when they become due and payable, all taxes, assessments and licence fees levied or imposed in respect of the personal property, business or income of the Tenant and in respect of any leasehold improvements or fixtures installed by the Tenant on the Leased Premises, including any provincial or federal sales, or goods and services taxes;

         (c) Increase of Insurance Premium: The Tenant will not do or omit to permit to be done or omitted, anything upon the Leased Premises which shall cause the rate of insurance upon the Premises (or any part thereof) to be increased, and if the insurance rate shall be increased as aforesaid the Tenant shall pay to the Landlord as Additional Rent, the amount by which the insurance premiums shall be so increased. If notice of cancellation shall be given respecting any insurance policy or if any insurance policy upon the Premises or any part thereof shall be cancelled or not renewed by an insurer by reason of the use or occupation of the Leased Premises or any part thereof, the Tenant shall immediately remedy or rectify such use or occupation upon written notice by the Landlord, and if the Tenant shall fail to do so immediately the Landlord may at its option and in addition to any other rights the Landlord may have under this Lease terminate this Lease immediately by notice in writing, and thereon Base Rent and Additional Rent shall be apportioned and paid in full to the date of such termination of the Lease, and the Tenant shall immediately deliver up possession of the Leased Premises Ito the Landlord;

         (d) Use of the Premises: The Leased Premises shall be used only for the purpose of a warehouse for and facility for distribution of confectionary products unless the Landlord consents to an other use in writing. The Tenant shall not carry on or permit to be carried on in the Leased Premises any business or activity which shall be deemed by the Landlord upon reasonable grounds to be a nuisance. The Tenant shall not cause, permit or suffer any unusual or objectionable noises or odours to emanate from the Leased Premises;

         (e) Signs: The Tenant may erect, at its sole cost, an illuminated sign on the north face of the building on the Premises in accordance with the Landlord's sign policy and in accordance with the requirements of the Ministry of Transportation and other government authorities with jurisdiction over the erection of the same. A temporary sign approved by the Landlord may be erected by the Tenant in the location designated by the Landlord pending the establishment by the Landlord of its sign policy. The Tenant shall not erect on the Premises, or affix or attach to the exterior walls or the roof of any building on the Premises, any other sign, fixture or attachment of any kind without first receiving the written consent of the Landlord;

         (f) Maintenance and Repairs: The Tenant shall at all times during the Term of Renewal Term at its own cost and expense repair, maintain and keep the Leased Premises, all equipment and fixtures within the Leased Premises and any improvements now or hereafter made to the Leased Premises in good order as a careful owner would do and the Tenant covenants to perform such maintenance, to effect such repairs and replacements and to decorate at its own cost and expense as and when necessary or reasonably required so to do by the Landlord. The Tenant shall deposit all garbage, debris, trash and refuse in the areas and manner designated by the Landlord;

         (g) To Deliver up the Premises in Good Condition: The Tenant shall, upon the expiration of the Term or Renewal Term quit the Leased Premises and deliver them up to the Landlord in as good a state of repair as they were in at the Commencement Date, excepting only damage by fire, lightning and tempest, structural defect, act of God, reasonable wear and tear or acts of the Landlord, or those for whom it is responsible in law;

         (h) Compliance with Legislation: The Tenant shall observe and fulfil the lawful provisions and requirements of all statutes, by-laws, rules and regulations, municipal, provincial or federal, relating to the Leased Premises, and in particular and without. limiting the generality of the foregoing, shall maintain all equipment and apparatus now installed or required to be installed from time to time by any authority on the Leased Premises;

         (i) Rules: The Tenant and its employees and all persons visiting or doing business with them on the Leased Premises shall be bound by and will observe and abide by the rules and regulations made by the Landlord of which notice in writing shall be given to the Tenant. All such rules and regulations shall be deemed to be incorporated in and form part of this Lease;

         (j) Inspection and Repairs by Landlord: The Tenant shall permit the Landlord or its agents at all reasonable times to inspect and make repairs to the Leased Premises or any part thereof, or to show the Leased Premises to prospective purchasers, tenants, or mortgagees;

         (k) Indemnity: The Tenant shall indemnify the Landlord against all liabilities, costs, fines, suits, claims, demands and actions and causes of action of any kind for which the Landlord may become liable by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease, or any injury to or death of any person; or damage to property occasioned by reason of any act, neglect or default by the Tenant or those for whom it is responsible in law;

         (l) Payments Recoverable as Arrears of Rent: Whenever .any amount by the terms of this Lease is payable by the Tenant whether as Additional Rent or otherwise, such amount shall be recoverable by the Landlord in the same manner as if such amount were Base Rent in arrears under this Lease;

         (m) Arrears: The Tenant shall pay interest on all Base Rent or Additional Rent in arrears at the rate of twenty (20%) percent per annum calculated monthly, from the date when the same became due until paid;

         (n) Assignment: The Tenant shall not assign, sublet, share or part with the possession of the whole or any part of the Leased premises (all of the foregoing may be collectively referred to as a "Transfer") without the written consent of the Landlord which consent may be unreasonably withheld. This prohibition against a Transfer includes a prohibition against any Transfer by operation of law. If the Tenant is a corporation and if at any time during the Term any part or all of the corporate shares or voting rights of shareholders shall be transferred by sale, assignment, bequest, inheritance, trust, operation of law or other disposition, or treasury shares be issued so as to result in a change in the control of said corporation by reason of ownership of greater than fifty percent (50%) of the voting shares of the corporation or otherwise, then and so often as such change of control shall occur, the Tenant shall notify the Landlord in writing of such changes and the Landlord shall have the right to terminate this Lease at any time after such change of control by giving the Tenant sixty (60) days written notice of such termination;

         (o) Waiver of Exemptions and Set-off: Notwithstanding anything contained in The Landlord and Tenant Act, R.S.O. 1980, Chapter 232 or any amendments thereto or any present or future act (the "Act"), none of the goods or chattels of the Tenant at any time on the teased Premises shall be exempt from levy by distress for rent in arrears as provided for by any section of the Act, and the Tenant waives the benefits of the Act permitting the Tenant to claim a set-off against rent for any cause whatsoever;

         (p) Tenant's Work: The Tenant shall complete the Tenant's work identified in schedule C to this Lease.

8.       LANDLORD'S COVENANTS

         The Landlord hereby covenants with the Tenant as follows:

         (a) Quiet enjoyment: The Landlord shall provide quiet enjoyment of the Leased Premises;

         (b) Landlord's Work: The Landlord shall complete the Landlord's work identified in Schedule D to this Lease.

9.       PROVISOS

         Provided always and it is hereby agreed as follows:

         (a) Fixtures: The Tenant may remove its trade fixtures, provided that any erection, addition, structure or improvement erected upon the Leased Premises shall become a part thereof, shall not be removed and shall be subject to all of the provisions of this Lease, and no such erection, addition, structure or improvement shall be erected upon the Leased Premises without the prior written consent of the Landlord. At the expiry of the Term or a Renewal Term, if so directed by the Landlord, the Tenant shall remove such of the improvements to the Leased Premises as the Landlord may require to be removed, and the Tenant shall forthwith repair, at its own expense, any damage to the Leased Premises resulting from the installation or removal of such improvements;

         (b) Insolvency of Tenant: If the Term or any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if a writ of execution shall be issued against the goods and chattels of the Tenant and remain unsatisfied for ten days, or if the Tenant executes any conveyance of chattels, other than a bill of sale of goods in the ordinary course of the Tenant's business, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale or shall be adjudged bankrupt or insolvent by any court of competent jurisdiction under any legislation then in force or shall take the benefit of any Act (that may be in force) for bankrupt or insolvent debtors or shall attempt to abandon the Leased Premises, or to sell or dispose of his goods and chattels so that there would not remain after such sale or disposal a sufficient distress on the Leased Premises in the opinion of the Landlord for the then accruing rent, then the current month's Base Rent, together with the Base Rent for three months next ensuing and all Additional Rent payable hereunder by the Tenant shall immediately become due and payable, and the Term shall, at the option of the Landlord, forthwith be terminated and in each of the above cases such accelerated Base Rent, Additional Rent shall be recoverable by the Landlord as if it were rent in arrears;

         (c) Re-entry for Non-Payment of Rent: The Landlord may re-enter the Leased Premises on non-payment of Base Rent or Additional Rent, without notice;

         (d) Re-entry for Non-Performance of Covenants: Notwithstanding anything herein contained to the contrary, if the Tenant shall fail to comply with any of his covenants hereunder, except the covenants to pay Base Rent and Additional Rent, the Landlord may give to the Tenant notice in writing stating the default with reasonably sufficient particulars and requiring it to be remedied, and if such default is not remedied by the Tenant within fifteen (15) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord at its option may either enter the Leased Premises or any part thereof and repossess them or take such steps as may be necessary to remedy and correct such default and recover its costs and expenses incurred in so doing from the Tenant as Additional Rent;

         (e) Further Rights of Re-Entry: If the Term should be seized or forfeited for any of the causes set forth in proviso 9(b) above, the Landlord shall have the same right of re-entry given by proviso 9(d) above;

         (f) No Waiver: No waiver of a breach of any of the covenants of this Lease shall be construed to be a waiver of any succeeding breach of the same or any other covenant;

         (g) Destruction or Damage to Premises: If the Leased Premises are totally destroyed by fire or other cause or are damaged by fire or other cause to the extent of fifty per cent (50%) or more of their full insurable value, as determined by the insurer or insurers indemnifying the Landlord against such hazard, or if the Premises are damaged by fire or other cause to the extent of fifty per cent or more of its full insurable value determined as aforesaid whether the Leased Premises or any part of them are included in such damage or not, the Landlord may terminate this Lease upon written notice, such notice to be given within thirty (30) days of the time of such damage or destruction, and the Tenant shall thereupon immediately surrender the Leased Premises to the Landlord and Base Rent and Additional Rent shall be apportioned to the date of such damage or destruction.

                  If the Premises or the Leased Premises are destroyed or damaged by fire or other cause not the result of the negligence, fault or wilful act of the Tenant, its employees, servants, agents, invitees or licensees and notice to terminate this Lease shall not have been duly given, the Landlord shall repair the same with all reasonable speed and:

                  (i) if the damage is such as to render the Leased Premises wholly unfit for occupancy Base Rent and Additional Rent shall cease from the time of occurrence of the said damage until the completion of the repairs by the Landlord or

                  (ii) if the damage is such that the Leased Premises can be partially used by the Tenant Base Rent and Additional Rent shall abate in the proportion that the part of the Leased Premises rendered unfit for occupancy is of the whole of the Leased Premises from the time of occurrence of the damage until the completion of the repairs by the Landlord; and

                  (iii) upon the completion of the Landlord's repairs all Base Rent and Additional Rent shall commence and the Tenant shall with all reasonable speed and at its own expense complete all works required fully to restore the Leased Premises.

         (h) Liability for Damage or Injury: All property kept or stored in the Leased premises shall be at the sole risk of the Tenant. The Landlord shall not be liable for any injury to or death of any person, or damage to property in the Leased Premises or in the Premises from any cause whatsoever;

         (i) Net Lease: The Tenant acknowledges and agrees that it is intended that this Lease is a completely carefree net lease to the Landlord, and, except as expressly herein set out, that the Landlord is not responsible during the Term of the Lease for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises or the use and occupancy thereof or to the contents thereof, or the business carried on therein, and the Tenant shall pay all charges, impositions, costs and expenses of any nature or kind relating to toe Leased Premises, except as expressly herein set out;

         (j) Holdover: Any holdover after the end of the Term or any Renewal Term shall be construed to be a tenancy from month to month upon the same terms as specified herein at a monthly Base Rent equal to twice the amount of Base Rent for the last month of the expired Term or Renewal Term;

         (k) Postponement: This Lease and everything herein contained shall be deemed at the option of the Landlord to be subordinate to any charge or charges from time to time created by the Landlord by mortgage or charge on the Leased Premises or the Premises. The Tenant shall promptly at any time as required by the Landlord, execute all documents and give such further assurances as may be reasonably required to postpone its rights and privileges to the holder of any charge or mortgage provided that such mortgage or charge shall permit the Tenant to remain in quiet possession of the Leased Premised in accordance with the terms and conditions of this Lease for so long as the Tenant is not in default hereunder, whether such mortgage or charge is in good standing or not;

         (1) Acknowledgments by Tenant: The Tenant agrees that it will at any time and from time to time upon not less than fifteen (15) days written notice by the Landlord, execute and deliver to the Landlord and, if required, to any mortgagee of the Landlord an acknowledgement in writing as to the status of this Lease, in the format required by the Landlord or the mortgagee;

         (m) Attorney: The Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant such documents as may be required to carry out the intent of this Lease;

         (n) Limitation of Landlord's Liability: The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer of ownership of the Premises, the Landlord herein named, and in the case of any subsequent transfers or conveyances, the then vendor or transferor, shall be automatically freed and relieved from and after the date of such transfer or conveyance, of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease;

         (o) Registration: The Tenant will not register this Lease or notice hereof, in any office without the prior written consent of the Landlord. If the Tenant desires to make a registration for the purpose only of giving notice of this Lease, then the parties hereto shall execute a short form of lease solely for that purpose in a format approved by the Landlord acting reasonably.

10.      TENANT'S INSURANCE

         The Tenant shall, throughout the Term, at its sole cost and expense, take out and keep in full force and effect in the names of the Tenant, the Landlord, and the Landlord's mortgagees, if any, the following insurance:

         (a) insurance upon property of every description and kind owned by the Tenant or for which the Tenant is legally liable or installed by or on behalf of the Tenant and which is located within the Premises in an amount of not less than one hundred per cent (100%) of the full replacement cost thereof, with coverage against the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse;

         (b) broad form boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Leased Premises or relating to or serving the Leased Premises;

         (c) public liability and property damage insurance including personal injury liability, contractual liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Leased Premises and the Tenant's use of the Premises to be written on a comprehensive basis with inclusive limits of not less than Two Million Dollars ($2,000,000) for bodily injury to any one or more persons or property damage and to provide that it shall not be invalidated as respects the interests of the Landlord and the Landlord's mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All such policies must contain a severability of interests clause, a cross liability clause and shall be primary and shall not call into contribution any other insurance available to the Landlord or to the Landlord's mortgagee. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Landlord's mortgagee, certified copies of each such insurance policy, will be delivered to the Landlord as soon as practicable after the placing of the required insurance. All such policies shall contain an undertaking by the insurers to notify the Landlord and the Landlord's mortgagees in writing not less than thirty
                  (30) days prior to any material change, cancellation, failure to renew, or termination thereof.

11.      NOTICES

         Any notice, demand, request, consent, agreement or approval which may be required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if served personally upon the party for whom it is intended, or (except in the case of an actual or pending disruption of postal service) if mailed by registered mail, or if sent by facsimile transmission, as follows:

         (a)      the Landlord, addressed to it at:

                  P.O. Box 115
                  Commerce Court Postal Station
                  Toronto, Ontario M5L 1E5

                  Attention: Manager, Commercial Lending
                  Fax No.: (416) 784-7348

         (b)      the Tenant, addressed to it at:

                  8 Burford Road
                  Hamilton, Ontario.

                  Attention: Management
                  Fax No.: (416)

                  or to such other address or in care of such other officers or to such other telefax number in Canada as a party may from time to time advise the other party by notice in writing. The date of receipt of any such notice, demand, request, consent, agreement or approval, if served personally, shall be deemed to be the date of delivery thereof, or if mailed as aforesaid, the third day following the date of mailing (excepting Saturdays, Sundays and Statutory Holidays observed in the Province of Ontario), or if sent by telefax, upon the date of receipt of complete, legible, facsimile transmission. No notice may be given by mail at any time when a threatened or actual stoppage of work exists in the post office in the municipalities from which or to which notices are being sent.

12.      GENERAL

         (a) Time shall be the essence of this Lease and of each of the provisions hereof;

         (b) No waiver by the Landlord of any breach by the Tenant of any of its covenants, obligations, or agreements under this Lease and no waiver by the Landlord of any term or condition of this Lease shall be a waiver of any subsequent breach or failure of any other covenant, obligation, agreement, term or condition, nor shall any forbearance to seek a remedy for any breach or failure be a waiver of any rights and remedies with respect to such or any subsequent breach or failure;

         (c) This Lease contains the whole agreement between the parties with respect to the subject matter of this Lease. There is no representation, warranty, collateral agreement or condition affecting the Premises, the Leased Premises or this Lease other than as expressed in this Lease;

         (d) This Lease may not be amended or altered except by instrument in writing signed by the Landlord and the Tenant;

         (e) The Landlord does not in any way or for any purpose become a partner of the Tenant in the conduct of its business or otherwise or a member of a joint venture or joint enterprise with the Tenant. It is not intended that any agency be established between the Landlord and the Tenant;

         (f) This Lease shall be construed and enforced in accordance with the laws of the Province of Ontario;

         (g) This Lease is entered into subject to the express condition that it is to be effective only if the provisions of Section 49 of the Planning Act, as amended, are complied with;

         (h) If any covenant, obligation, agreement, term or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such covenant, obligation, agreement, term or condition to persons or circumstances other than those to which it is held unenforceable, shall not be affected thereby and each covenant, obligation, agreement, term and condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law;

         (i) The headings of this Lease have been inserted for convenience of reference only and do not form part of this Lease. They shall not be referred to in the interpretation of this Lease;

         (j) This Lease shall be read with all changes of gender and number required by the context;

         (k) All rights and liabilities herein granted to, or imposed upon the respective parties hereto, extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant as the case may be. If there is more than one Tenant, they are all bound jointly and severally by the terms, covenants and conditions herein;

         (1) This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement;

         (m) The schedules A, B, C, D and L appended to this Lease form part of this Lease.

                  IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal.

                                       CIBC MORTGAGE CORPORATION
                                       this 3rd day of February, 1992.

                                       Per:  /s/ R.W. Fenwick, Vice President
                                           ------------------------------------

                                       Per:
                                           ------------------------------------


                                       TRIPLE-C-IMPORTS LIMITED
                                       this 31st day of February, 1992.

                                       Per:  /s/ Jack Scholtens, Vice President
                                           ------------------------------------

                                       Per:
                                           ------------------------------------

                                   SCHEDULE A

                          Legal Description of Premises

Part Lot 23, Concession 1, designated as Parts 1 and 2 on Reference Plan 62R-9578, City of Hamilton, Regional Municipality of Hamilton-Wentworth

                                   SCHEDULE B

               Floor Plan of Premises Identifying Leased Premises

[NOTE: This section, which cannot be reproduced electronically, is a floor plan of the Leased Premises]

                                   SCHEDULE C

                                  Tenant's Work

         The Tenant shall complete the following work and installations at its sole expense. The Landlord's consent must be obtained on all plans prior to construction, which consent will not be withheld unreasonably. The Landlord shall permit the Tenant to take possession of the Leased Premises prior to the Commencement Date for the purposes of completing the within work and the receipt of shipments of goods from suppliers provided the Tenant's early possession does not interfere with the use of the Premises by the other tenants of the Landlord. Such early possession shall be free of Base Rent. The Tenant shall be responsible for payment of Additional Rent through such period. The Tenant shall be solely responsible for obtaining all necessary building permits and approvals and shall keep title to the Premises free of any construction lien for such work and improvements. In the event that such a lien is registered, the Tenant covenants to remove such lien immediately at its own expense, failing which the Landlord may remove such lien and the Landlord's entire costs and expenses in so doing shall be borne by the Tenant.

         1. The Tenant shall renovate the office space existing in the Leased Premises and shall construct approximately 2,500 square feet of additional office space, including thermopane windows on the south wall of the office extension as shown on Schedule E of this Lease. The Landlord agrees to pay the cost of a space planner to a maximum amount of Five Thousand Dollars ($5,000.00) to work on the Tenant's behalf for the purpose of providing an office layout and specifications for paint, wallcoverings and floorcoverings for the entire office area.

         2. The Tenant shall supply and install a roof top air conditioning unit to the warehouse area of the Leased Premises. On the expiry of the Term or a Renewal Term, the Tenant may remove the unit provided all necessary repairs to the building on the Premises are completed by the Tenant in a manner acceptable to the Landlord.

                                   SCHEDULE D

                                 Landlord's Work

         The Landlord agrees to provide and install the following work at its own expense subject to its obtaining price quotes which are satisfactory to it, said work to be fully completed in a good and workmanlike manner prior to the Commencement Date subject to delays by causes beyond its reasonable control:

1. Repair and replace heavy duty asphalt immediately in front of the Tenant's six (6) truck level doors and supply and install concrete dolly pads for use by the Tenant's trailers in front of each of the six
         (6) doors;

2. Remove approximately 242 feet of dividing wall within the building on the Premises between Sections H and G as indicated on Schedule E hereto and repair floor as required, subject to receipt of a qualified engineer's report confirming that the work can be completed without adversely affecting the structure of the building on the Premises;

3. Construct a new concrete block demising wall to the Leased Premises as outlined on Schedule E hereto;

4. All mechanical, electrical and overhead doors and dock levellers at the Leased Premises shall be serviced and in a state of good repair and fully operable;

5. Arrange for installation of and hook-up of new 600 amp electrical service to the west wall of the Leased Premises from the main power house at the northwest end of the building on the Premises, including the installation of a meter in the power house to permit the electrical supply to the Leased Premises to be measured by the electrical utility. It is understood and agreed that the cost of the said installations in the amount of approximately $43,900.00 (inclusive of provincial sales tax: exclusive of goods and services tax) shall be shared equally by the Landlord and the Tenant. The Tenant's share of the cost, in the total amount of $23,500.00, amortized over the Term at a rate of interest of 10 percent per annum has been added to the Base Rent provided for in the Lease, in the amount of $3,695.16 annually, or $307.93 monthly;

6. Remove high pressure gas piping in the vicinity of the expanded mezzanine offices in the Leased Premises and install a high pressure meter and relight all unit heaters at an approximate cost of $3,290.00, plus applicable tax, the cost of which will be the Tenant's expense to be due and owing on or before the Commencement Date;

7. Install check meter to permit natural gas supply to the Leased Premises to be measured by the gas supplier;

8. Replace all tubes, lamps and bulbs in light fixtures in the warehouse portion of the Leased Premises;

9. Clean the floor of the warehouse portion of the Leased Premises with high pressure or "power" equipment for that purpose.

         In addition to the above and notwithstanding the terms of the Lease the Landlord shall be responsible for repairs and maintenance to the roof of the building on the Premises until such time as a new roof over the Leased Premises is installed, after which time, the maintenance and repairs to the roof over the Leased Premises will be the Tenant's responsibility, excluding the cost of repairs resulting from the installation of air conditioners other than the air conditioning unit installed by the Tenant under the provisions of Schedule C - Tenant's Work.